                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Trident Microsystems, Inc. of our report dated July 22, 2003 relating to the consolidated financial statements and financial statement schedule of Trident Microsystems, Inc., which appears in its Annual Report on Form 10-K for the year ended June 30, 2003.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

October 31, 2003